Exhibit 10.2

ADDENDUM No 4
to a
NOK 600,000,000

Multi-Currency Revolving Credit Facility Agreement
originally dated 27 December 2012, and as amended by an

Amendment and Restatement Agreement

dated 23 October 2014

This Addendum No. 4 (the “Addendum”) is made on 10 March 2016 between:

(i)	GulfMark Rederi AS of Strandgata 5, 4307 Sandnes, Norway, organisation no. 979 212 658, as borrower (the “Borrower”);

(ii)	The banks and financial institutions listed in Schedule 1 of the Agreement (as defined below), as lenders (together, the “Lenders”);

(iii)	DNB BANK ASA of Solheimsgaten 7C, N-5058 Bergen, Norway, organisation number 984 851 006, as mandated lead arranger (the “Arranger”); and

(iv)	DNB BANK ASA of Solheimsgaten 7C, N-5058 Bergen, Norway, organisation number 984 851 006, as bookrunner, facility and syndication agent (the “Agent”).

(The above mentioned hereinafter also referred to as the “Parties”).

WHEREAS:

A.

The Parties have entered into a NOK 600,000,000 Multi-Currency Revolving Credit Facility Agreement dated 27 December 2012, as amended by an Amendment and Restatement Agreement dated 23 October 2014, by an Addendum dated 13 February 2015, by an Addendum No. 2 dated 7 July 2015 and by an Addendum No. 3 dated 29 January 2016 (as amended from time to time, the “Agreement”), whereby the Lenders agreed to make available to the Borrower a revolving credit facility in the aggregate principal amount of up to NOK 600,000,000;

B.

In Addendum No. 3 it was anticipated that the "New Vessels" (as defined therein) were owned by the Borrower. This Addendum is entered into to reflect that such vessels are owned by GulfMark UK Ltd., another entity within the Group, and that GulfMark UK Ltd. will be providing security for the Borrower's obligations under the Finance Documents.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1     definitions

In this Addendum, unless the context otherwise requires, terms defined in the Agreement shall bear the same meaning when used herein and in the preamble hereto. In addition, the following definitions shall apply:

“Agreement” means the Agreement as supplemented and amended by this Addendum.

2	Effective date

The provisions of this Addendum shall take effect from the date of this Addendum.

3	amendments to the agreement

With effect from the Effective Date of this Addendum, the Agreement shall be amended in the following respect:

3.1	Definitions

3.1.1	Amended definitions

The Parties agree that the below definitions set out in Clause 1 shall be amended to read as follows;

“Fleet Market Value” means the aggregate Market Value of the Vessels and the UK Vessels based on the most recent valuations.

“Market Value” means the fair market value of a Vessel or a UK Vessel (as the case may be) in NOK, being the average of the valuations of the vessel obtained from a minimum of two (2) Acceptable Brokers, such valuations to be made annually at the cost and expense of the Borrower, with or without physical inspection of the vessel (as the Agent may require) on the basis of a sale for prompt delivery for cash at arm’s length on normal commercial terms as between a willing buyer and seller, on an “as is, where is” basis, free of any existing charter or other contract of employment and/or pool arrangement.

3.1.2	New definitions

The Parties agree that the following new definitions shall be added to Clause 1 (Definitions and Interpretation) of the Agreement:

"UK Guarantor" means GulfMark UK Ltd of 95 Aldwych, London, WC2B 4JF, United Kingdom, having company no. 02541716

"UK Insurance Assignment" means the first priority assignment, made in or more assignment agreements, of the UK Vessel Insurances to be made between the UK Guarantor and the Agent (on behalf of the Finance Parties) as security for the Borrower’s obligations under the Finance Documents, to be in form and substance satisfactory to the Agent (on behalf of the Finance Parties).

"UK Mortgages" means the first priority cross-collateralized mortgages and the declarations of pledge or deeds of covenants (as applicable) collateral thereto to be executed and recorded by the UK Guarantor against each of the UK Vessels in its respective registry in favour of the Agent (on behalf of the Finance Parties) as security for the Borrower’s obligations under the Finance Documents, in form and substance satisfactory to the Agent (on behalf of the Finance Parties)

"UK Vessels" means the vessels set out in Schedule 2B (UK Vessels).

"UK Vessel Insurances” means, in relation to the UK Vessels, all policies and contracts of insurance (which expression includes all entries of the Vessels in a protection and indemnity or war risk association) which are from time to time during the Security Period in place or taken out or entered into by or for the benefit of the UK Guarantor (whether in the sole name of the UK Guarantor or in the joint names of the UK Guarantor and any other person) in respect of any UK Vessel or otherwise in connection with a UK Vessel and all benefits thereunder (including claims of whatsoever nature and return of premiums).

3.2	Schedules

The Parties agree that Schedule 2 (Vessels) of the Agreement shall be amended so as to read in its entirety in the form of Schedule 2 (Vessels) attached hereto, and that a new Schedule 2B (UK Vessels) shall be added to the Agreement in the form as set out in Schedule 2B (UK Vessels) hereto.

3.3	Mandatory prepayment

The Parties agree that Clause 8.1 (Mandatory prepayment – Total Loss or sale) and Clause 8.2 (Mandatory prepayment – withdrawal of Security Interest) shall be amended in its entirety so as to read as follows:

"8.1 Mandatory prepayment – Total Loss or sale

If at any time after 13 March 2016, a Vessel or a UK Vessel is sold or becomes a Total Loss, and the Fleet Market Value after such sale or Total Loss is below 300% of the aggregate outstanding unpaid Loans under this Agreement, then the proceeds of such sale or total loss shall be applied towards the repayment of the outstanding Loans, to ensure that the Fleet Market Value again is above 300% of the aggregate outstanding Loans:

a)	in case of a sale, on or before the date on which the sale is completed by delivery of the relevant Vessel or UK Vessel to the buyer; or

b)

in the case of a Total Loss, on the earlier of the date falling ninety (90) days after the Total Loss Date and the receipt by the Agent (on behalf of the Finance Parties) of the proceeds of Insurance relating to such Total Loss (or in the event of a requisition for title of such Vessel or UK Vessel, immediately after the occurrence of such requisition of title).

If the Fleet Market Value is above 300% of the aggregate outstanding Loans under this Agreement following a sale or Total Loss, no prepayment shall be required. For the purpose of this Clause 8.1 the definition of Total Loss and Total Loss Date shall apply to each UK Vessel as well as each of the Vessels.

8.2	Mandatory prepayment – withdrawal of Security Interest

If the Security Interest over a Vessel or UK Vessel created by the Finance Documents is withdrawn or cancelled, such share of the Facility relating to that Vessel or UK Vessel proportionate to its Market Value shall be prepaid in full at the date of withdrawal or cancellation of such Security Interest."

3.4	Security

The Parties agree to amend Clause 17.1 (Security – Loans) to read as follows:

"17.1 Security – Loans

The Borrower’s obligations and liabilities under this Agreement, including (without limitation) the Borrower’s obligation to repay the Loans together with all unpaid interest, default interest, commissions, charges, expenses and any other derived liability whatsoever of the Borrower towards the Lenders and the Agent in connection with this Agreement, shall at any time until all amounts due to the Lenders and the Agent hereunder have been paid and/or repaid in full, be secured by:

a)	the Parent Guarantee;

b)	the Mortgages;

c)	the Assignments of Insurances;

d)	the Factoring Agreement;

e)	the Earnings Account Pledge;

f)	the UK Mortgages; and

g)	the UK Insurance Assignment.

The Borrower undertakes to ensure that the above Security Documents are being duly executed by the parties thereto in favour of the Agent (on behalf of the Finance Parties) on or about the date of this Agreement (or such later date accepted by the Agent (on behalf of the Finance Parties), legally valid and in full force and effect, and to execute or cause the execution of such further documentation as the Agent may reasonable require in order for the relevant Finance Parties to maintain the security position envisaged hereunder."

3.5	Event of Default

The Parties agree to add a new Clause 23.1.15 (UK Guarantor) as follows:

"
23.1.15 UK Guarantor

a) The UK Guarantor does not comply with any provision of the Finance Documents to which it is a party. No Event of Default under this paragraph a) will occur if the failure to comply is capable of remedy and is remedied within ten (10) Business Days of the Agent giving notice to the Borrower or the Borrower becoming aware of the failure to comply;

b) Any representation or statement made or deemed to be made by the UK Guarantor in a Finance Document proves to be incorrect or misleading in any material respect when made or deemed to be made; or

c) The UK Guarantor becomes subject to any event described in Clause 23.1.6 (Insolvency) a) or c), Clause 23.1.7 (Insolvency proceedings) or Clause 23.1.8 (Creditor's process)."

4	continued force and effect

Except as set out in this Addendum, the Agreement shall continue in full force and effect, and the Agreement and this Addendum shall be read and construed as one instrument. Further, the Borrower confirms that the Security Documents will continue in full force and effect, and extend to the liabilities and obligations of the Borrower and the Parent Guarantor under the Agreement as amended by this Addendum.

5	conditions SUBSEQUENT

5.1	Within 14 March 2016

Latest within 14 March 2016, the Borrower shall deliver to the Agent the following documents or evidence of facts (as the case may be) in a form and substance satisfactory to the Agent:

5.1.1	Miscellaneous

a)	Certificate of Incorporation of the Borrower;

b)	Articles of Association of the Borrower;

c)

Resolutions passed at a board meeting of the Borrower evidencing the approval of the terms of an addendum or amendment to the Agreement containing the terms set forth in this Addendum and Addendum No. 3, and the authorisation of its appropriate officer or officers or other representatives to execute this Addendum and Addendum No. 3;

d)	Certificate of Incorporation of the UK Guarantor;

e)	Articles of Association of the UK Guarantor;

f)	Secretary's certificate of the UK Guarantor;

g)

Resolutions passed at a board meeting and shareholders meeting of the UK Guarantor evidencing the approval of the terms of this Addendum, including the UK Mortgages and the UK Insurance Assignment, and the authorisation of its appropriate officer or officers or other representatives to execute this Addendum, the UK Mortgages and the UK Insurance Assignment;

h)	Relevant constitutional documents in respect of the Parent Guarantor as requested by Norton Rose Fulbright US LLP for the purpose of issuing their legal opinion as set out in item (g) below;

i)

Resolutions passed at a board meeting of the Parent Guarantor evidencing the approval of the terms of an addendum or amendment to the Agreement containing the terms set forth in this Addendum and Addendum No. 3, and the authorisation of its appropriate officer or officers or other representatives to execute this Addendum and Addendum No. 3;

j)	A legal opinion as regards Norwegian Law matter, issued by Advokatfirmaet Thommessen AS; and

k)	A legal opinion as regards laws of the State of Delaware issued by Norton Rose Fulbright US LLP

l)	A legal opinion as regards English Law matter, issued by Ince & Co.

5.1.2	Vessel documents

In respect of each UK Vessel (excluding MV "Highland Defender"):

a)	The UK Mortgage in respect of the UK Vessel, and any Deed of Covenants collateral thereto (as applicable), duly executed on behalf of the UK Guarantor;

b)	The UK Insurance Assignment;

c)	Notice of Assignment of UK Vessel Insurances in respect of the UK Vessel and, if applicable, the insurer’s acknowledgement thereof;

d)

Evidence (by way of transcript of registry) that the UK Vessel is registered in the name of the UK Vessel in the United Kingdom Ship Registry or other acceptable registry (as applicable), that the UK Mortgage has been executed and recorded with its intended first priority against the UK Vessel, and that no other encumbrances, maritime liens, mortgages or debts whatsoever are registered against the UK Vessel;

e)

An updated class certificate and class status report related to the UK Vessel from the relevant classification society, confirming that the UK Vessel is classed with the highest class, free of extensions and overdue recommendations, except (as to any of the foregoing) to the extent that the UK Vessel is laid up or stacked;

f)

Such certificates of insurance and/or insurance policies or cover notes as may be reasonably necessary to evidence that insurance cover has been taken out in respect of the UK Vessel in accordance with the terms of the Finance Documents, and that the Agent’s (on behalf of the Finance Parties) Security Interest in the insurance policies have been noted in accordance with the relevant notices as required under the UK Insurance Assignment;

g)	Copy of any commercial management agreement for the UK Vessel;

h)	Copy of any technical management agreement for the UK Vessel;

i)	The UK Vessel’s current SMC;

j)	The relevant technical manager’s current DOC;

k)	The ISPS certificate for the UK Vessel;

l)	Evidence of the Market Value of the UK Vessel;

m)	A satisfactory insurance report from an independent insurance consultant in relation to the UK Vessel Insurances; and

n)	Legal Opinion(s) satisfactory to the Agent (on behalf of the Finance Parties) covering the UK Mortgages and the UK Insurance Assignment (to the extent not covered by 5.1.1).

5.2	Latest by 30 July 2016

For the UK Vessel "Highland Defender" each of the documents or evidence of facts (as the case may be) listed in Clause 5.1.2 (Vessel documents) shall be delivered latest by 30 July 2016 in a form and substance satisfactory to the Agent, or, if an extension is required to comply with the current charterparty of "Highland Defender", latest by 31 August 2016.

6	Governing law and jurisdiction

This Addendum shall be governed by and construed in accordance with Norwegian Law, and Clause 31 of the Agreement (Governing Law and Enforcement) applies to this Addendum and any disputes that may arise in relation hereto.

By its signature hereon, the Borrower accepts its appointment as process agent for the Parent Guarantor and UK Guarantor in Norway.

This Addendum has been executed in three copies.

* * *

SIGNATORIES:

The Borrower:

GulfMark Rederi AS

By: /s/ Quintin Kneen

Name: Quintin Kneen

Title: Director

The Lenders:

DNB Bank ASA

By: /s/ Bjorn Urtegaard

Name: Bjorn Sande Urtegaard

Title: Attorney in fact

The Agent and Arranger:

DNB Bank ASA

By: /s/ Bjorn Urtegaard

Name: Bjorn Sande Urtegaard

Title: Attorney in fact

The content of this Addendum is duly acknowledged and agreed, and capitalized terms used herein have the meaning set forth therefor in the Agreement. Furthermore the undersigned confirms as Parent Guarantor that the Parent Guarantee, and any other Finance Document to which the undersigned is a party, shall remain in full force and effect.

The Parent Guarantor:

GulfMark Offshore, Inc.

By: /s/ Quintin Kneen

Name: Quintin Kneen
Title: President

The content of this Addendum is duly acknowledged and agreed

The UK Guarantor:

GulfMark UK Ltd.

By: /s/ Quintin Kneen

Name: Quintin Kneen
Title: Director

SCHEDULE 2
Vessels

vessel NAME	TYPE	built	imo no.
“North CRUYS”	PSV	2014	9654098
“North Pomor“	PSV	2013	9643465
“North Purpose”	PSV	2009	9439462
“North Promise”	PSV	2007	9364033
Hull no 131 under construction at SImek AS1	PSV	Expected delivery: 1Q2017

1 Subject to delivery of the Newbulding, and in any event not effective as an addition to this schedule until the Delivery Date with respect thereto as set forth herein above.

SCHEDULE 2B
UK Vessels

vessel NAME	TYPE	built	imo no.
"HIGHLAND DEFENDER"	PSV	2013	9639335
"HIGHLAND GUARDIAN"	PSV	2013	9639347
"HIGHLAND KNIGHT"	PSV	2013	9643855
"HIGHLAND PRINCESS"	PSV	2014	9643867